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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 2004


                            ------------------------


                         THE HAIN CELESTIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


                            ------------------------


           Delaware                     0-22818             22-3240619
(State or other jurisdiction         (Commission         (I.R.S. Employer
      of incorporation)              File Number)       Identification No.)

                    58 South Service Road, Melville, NY 11747
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (631) 730-2200

                                 Not Applicable
          (Former name or former address, if changed since last report)

                            ------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

     The following information is being furnished under Item 2.02, "Results of Operations and Financial Condition." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On November 3, 2004, The Hain Celestial Group, Inc. issued the press release attached as Exhibit 99.1 and incorporated by reference herein announcing the results for the first quarter of fiscal 2005.


Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are filed herewith:


      Exhibit No.         Description
      -----------         -----------

          99.1            Press Release dated November 3, 2004.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 3, 2004

                                      THE HAIN CELESTIAL GROUP, INC.
                                          (Registrant)


                                      By:   /s/ Ira J. Lamel
                                            ----------------------------------
                                            Name:  Ira J. Lamel
                                            Title: Executive Vice President and
                                                   Chief Financial Officer




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                                                                    Exhibit 99.1




[The Hain Celestial Group, Inc. Logo Omitted]


Contact:  Ira Lamel, CFO                     Jeremy Fielding/David Lilly (Media)
          Mary Celeste Anthes,               Kekst and Company
          VP Investor Relations              212-521-4800
          The Hain Celestial Group, Inc.
          631-730-2200

          THE HAIN CELESTIAL GROUP REPORTS FISCAL FIRST QUARTER RESULTS

    Adjusted Earnings of $0.18 per share before $0.01 of compensation charges

                       GAAP Net Income of $0.17 per share

                         Revenue Grows to $137.6 million

        Reaffirms Full Year Earnings Guidance at $0.92 to $1.01 per share


MELVILLE, NY, November 3, 2004 -- The Hain Celestial Group (NASDAQ:HAIN), a leading natural and organic food company, today announced results for the Fiscal 2005 first quarter. Hain Celestial reported net income of $0.17 per share, after deducting $0.01 per share for certain previously announced compensation charges, compared with net income of $0.19 per share in the prior year's comparable quarter. Before deducting the compensation charges, adjusted (non-GAAP) earnings were $0.18 per share. First quarter sales grew 8.3% to $137.6 million, compared with net sales of $127.1 million in the prior year period.

During the Fiscal 2005 first quarter, the Company incurred compensation charges for terminated personnel and non-cash compensation which aggregated approximately $0.6 million. As previously disclosed, these charges are expected to aggregate approximately $0.75 million in the second quarter of Fiscal 2005, after which time the compensation charges for terminated employees will be concluded. In the Fiscal 2005 first quarter, the Company's estimated effective annual tax rate increased as expected to 39% from 38% in the prior year's quarter. Also impacting earnings by $0.01 per share in the Fiscal 2005 first quarter was an increase in the average diluted shares outstanding by 1.5 million shares.

Operating income in the quarter was $ 10.8 million as compared to $11.3 million in the prior year's quarter. The Company reported gross margins at 28.3% of sales as compared with 29.2% in the prior year's quarter, the reduction coming principally from the higher costs of ingredients and freight of approximately $2.5 million not yet offset by the price increase implemented during the quarter which contributed approximately $1 million. Selling, general and administrative expenses were 20.5% of sales this year versus 20.3% last year.

Irwin Simon, President and Chief Executive Officer, said, "We are pleased with the good growth in many of our key brands this quarter. There has been continued broad acceptance of our previously announced price increase. Our tea and snacks brands showed very good growth and our international businesses also performed well. We achieved this performance in our business even with a reduction in inventories at two major distributors and increased commodity and freight costs during the quarter. All of our U.S.-based businesses were impacted by the inventory reductions, with sales of our grocery brands most affected. Despite the challenges of the quarter, we refused to make short-term decisions at the end of the quarter that would have otherwise impacted our strategy for the year.

"As we move forward, we will continue to grow intelligently and pursue opportunities for more savings and margin enhancement across our brands. I am particularly encouraged by our sales activity in October, where we have seen strong increases over the prior year. This reflects our belief that inventory reductions at distributors help increase inventory turns and the frequency of reorders, and that our strategic decisions will bring us better results over the long term. We have also made significant progress integrating our recently acquired Ethnic Gourmet and Rosetto frozen foods businesses, and we are expanding the distribution of the JASON personal care products to channels where those products have not previously been carried."

Mr. Simon continued, "We are also excited at the opportunity for additional savings in a new collaborative initiative with the H. J. Heinz Company to assist us with our cost savings programs over the next twelve months. Heinz has appointed Dave Gaertner, Vice President - Business Development, to coordinate this initiative from our headquarters in Melville. Working with Heinz executives, we have begun to identify specific opportunities for savings in the cost of market research and in freight/ transportation and co-packing. We have also introduced the Heinz Operating Free Cash Flow and Cash Conversion Cycle model for measuring performance metrics in our business. In future periods we will report our progress in this initiative."

"We made progress on all of our strategic priorities for the year - including improvements in our processes and our core growth brands, and greater efficiencies. We met our internal objectives for the quarter, and we reaffirm our previously announced full year earnings guidance of $0.92 to $1.01 per share on revenues of $650 - $670 million," Mr. Simon concluded.

Management will host a conference call to discuss its second quarter results at 8:00 a.m. EDT today, November 3, 2004. The call may be accessed through the Investor Relations section of the Hain Celestial website at www.hain-celestial.com. Please log in to the call at least fifteen minutes ahead of time to allow time for registration. A replay of the call will be available on the same section of the Hain Celestial website until December 3, 2004.

About The Hain Celestial Group

The Hain Celestial Group, headquartered in Melville, NY, is a leading natural and organic beverage, snack, specialty food and personal care products company in North America and Europe. Hain Celestial is a leader in almost all natural food categories-- Beverages, Specialty Tea, Snacks, Grocery, Frozen Foods--and the natural Personal Care category with well-known brands that include:
Celestial Seasonings(R), Terra Chips(R), Garden of Eatin'(R), Health Valley(R), WestSoy(R), Earth's Best(R), Arrowhead Mills(R), Hain Pure Foods(R), Breadshop's(R), Casbah(R), Carb Fit(TM), DeBoles(R), Nile Spice(R), Westbrae Natural(R), Rice Dream(R), Soy Dream(R), Imagine(R), Walnut Acres Certified Organic(R), Rosetto(R), Ethnic Gourmet(R), Yves Veggie Cuisine(R), The Good Dog(R), and in Europe, Lima(R), Biomarche(R), Grains Noirs(R), Natumi(R) and Milkfree(R). The Company's principal specialty product lines include Hollywood(R) cooking oils, Estee(R) sugar-free


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products, Kineret(R) kosher foods, Boston Better Snacks(TM), and Alba Foods(R).
The Company's personal care product lines consist primarily of JASON(R) pure, natural and organic products. Hain Celestial's corporate website is www.hain-celestial.com. The Hain Celestial Group, Inc. common stock trades on the NASDAQ(R) National Market under the symbol HAIN.

Safe Harbor Statement

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; the ability to implement business and acquisition strategies, integrate acquisitions, and obtain financing for general corporate purposes; competition, retention of key personnel and compliance with government regulations and other risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended June 30, 2004. The Company does not undertake any obligation to update forward-looking statements.

                                       ###



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

                                       THE HAIN CELESTIAL GROUP, INC.
                                         Consolidated Balance Sheets
                                               (In thousands)

                                                                     September 30,              June 30,
                                                                 ---------------------    --------------------
                                                                         2004                     2004
                                                                 ---------------------    --------------------
                                                                                  (Unaudited)

ASSETS
Current assets:

     Cash and cash equivalents                                   $          9,765         $         27,489
     Trade receivables, net                                                70,922                   69,392
     Inventories                                                           93,109                   86,873
     Deferred income taxes                                                  3,111                    3,111
     Other current assets                                                  14,459                   11,449
                                                                 ---------------------    --------------------
        Total current assets                                              191,366                  198,314


Property, plant and equipment,  net                                        87,836                   87,002
Goodwill, net                                                             338,730                  333,218
Trademarks and other intangible assets, net                                55,712                   55,793
Other assets                                                               11,651                    9,904
                                                                 ---------------------    --------------------
        Total assets                                             $        685,295         $        684,231
                                                                 =====================    ====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                       $         53,065         $         59,031
     Income taxes payable                                                   4,966                    2,489
     Current portion of long-term debt                                      4,784                    6,845
                                                                 ---------------------    --------------------
        Total current liabilities                                          62,815                   68,365


Deferred income taxes                                                      14,807                   14,807
Long-term debt, less current portion                                       99,906                  104,294
                                                                 ---------------------    --------------------
        Total liabilities                                                 177,528                  187,466

Stockholders' equity:
     Common stock                                                             371                      371
     Additional paid-in capital                                           395,557                  394,740
     Deferred compensation                                                 (2,575)                  (2,809)
     Retained earnings                                                    112,279                  106,097
     Treasury stock                                                        (9,285)                  (9,285)
     Foreign currency translation adjustment                               11,420                    7,651
                                                                 ---------------------    --------------------
        Total stockholders' equity                                        507,767                  496,765
                                                                 ---------------------    --------------------

        Total liabilities and stockholders' equity               $        685,295         $        684,231
                                                                 =====================    ====================



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

                         THE HAIN CELESTIAL GROUP, INC.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)



                                                          Three Months Ended September 30,
                                                ------------------------------------------------------
                                                          2004                         2003
                                                --------------------------    ------------------------
                                                                       (Unaudited)

Net sales                                        $               137,604       $            127,053
Cost of Sales                                                     98,629                     89,891
                                                --------------------------    ------------------------
Gross profit                                                      38,975                     37,162

SG&A expenses                                                     28,185                     25,819
                                                --------------------------    ------------------------

Operating income                                                  10,790                     11,343


Interest expense  and other expenses                                 655                        791
                                                --------------------------    ------------------------
Income before income taxes                                        10,135                     10,552
Income tax provision                                               3,953                      4,010
                                                --------------------------    ------------------------
Net income                                       $                 6,182       $              6,542
                                                ==========================    ========================

Basic per share amounts                          $                  0.17       $               0.19
                                                ==========================    ========================

Diluted per share amounts                        $                  0.17       $               0.19
                                                ==========================    ========================

Weighted average common shares outstanding:
   Basic                                                          36,273                     34,221
                                                ==========================    ========================
   Diluted                                                        36,855                     35,356
                                                ==========================    ========================
